UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 14, 2011, Lyn Kirby, a member of the board of directors of Ulta Salon, Cosmetics & Fragrance, Inc. and its former Chief Executive Officer, established a plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Rule 10b5-1 enables security holders to adopt pre-arranged stock trading plans for the purchase or sale of predetermined amounts of securities on a non-discretionary basis when they do not possess material, non-public information.
The plan, effective for a term of approximately three months commencing on March 15, 2011, will allow Ms. Kirby to sell up to 400,000 shares of common stock via the exercise of previously granted stock options. The maximum number of shares that may be sold during the term of the plan represents less than 0.7% of the issued and outstanding common stock of the company.
The information in this report is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: January 19, 2011	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary